Exhibit 8.1

PRINCIPAL SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES

	Name of Entity	PLACE OF INCORPORATION

Subsidiaries

1.	E-House Real Estate Ltd.	British Virgin Islands

2.	E-House China (Beijing) Holdings Ltd.	British Virgin Islands

3.	E-House & Cityrehouse Real Estate Development Limited	British Virgin Islands

4.	Shanghai City Rehouse Real Estate Agency Ltd.	PRC

5.	Shanghai Real Estate Sales (Group) Co., Ltd.	PRC

6.	Leju Holdings Limited	Cayman Islands

7.	Branco Overseas Ltd	British Virgin Islands

8.	E-House China (Tianjin) Holdings Ltd.	British Virgin Islands

9.	E-House Property Consultancy Ltd.	British Virgin Islands

10.	E-House International Property Consultancy Ltd.	Hong Kong

11.	E-House City Rehouse Real Estate Broker (Shanghai) Co., Ltd.	PRC

12.	China E-Real Estate Holdings Ltd.	British Virgin Islands

13.	China E-Real Estate Group Ltd.	Hong Kong

14.	Shanghai Yi Yue Information Technology Co., Ltd.	PRC

15.	China Online Housing Technology Corporation	Cayman Islands

16.	China Online Housing (Hong Kong) Co., Limited	Hong Kong

17.	Shanghai SINA Leju Information Technology Co., Ltd.	PRC

18.	Omnigold Holdings Ltd.	British Virgin Islands

19.	China Commercial Real Estate Group Ltd.	British Virgin Islands

20.	China Real Estate Business Group Ltd.	Hong Kong

21.	Beijing Maiteng Fengshun Science and Technology Co., Ltd.	PRC

22.	China Real Estate Information Corporation	Cayman Islands

23.	CRIC (China) Information Technology Co., Ltd.	British Virgin Islands

24.	Shanghai CRIC Information Technology Co., Ltd.	PRC

25.	Status Company Ltd.	British Virgin Islands

26.	Status Holdings Ltd.	Hong Kong

27.	Shanghai Yifang Software Co., Ltd.	PRC

28.	Shanghai Weidian Information Technology Co., Ltd.	PRC

29.	Shanghai Dehu PR Consulting Co., Ltd.	PRC

30.	E-House Financial Holdings	British Virgin Islands

31.	E-House (China) Capital Investment Management Ltd.	British Virgin Islands

32.	Scepter Pacific Limited	British Virgin Islands

33.	Scepter Holdings Limited	Hong Kong

34.	Baoyi Investment Consultant (Shanghai) Co., Ltd.	PRC

Consolidated Variable Interest Entities

35.	Shanghai Yi Xin E-Commerce Co., Ltd.	PRC

36.	Beijing Yisheng Leju Information Services Co., Ltd.	PRC

37.	Beijing Jiajujiu E-Commerce Co., Ltd.	PRC

38.	Shanghai Fangjia Information Technology Co., Ltd.	PRC

39.	Shanghai Weihui Business Information Consulting Co., Ltd.	PRC

40.	Shanghai Kushuo Information Technology Co., Ltd.	PRC

41.	Shanghai E-Cheng Asset Management Co., Ltd.	PRC